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                                                                    Exhibit 99.2


PROXY                              PTI, INC                               PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO THE HELD SEPTEMBER 30, 1999

     The undersigned, having received the Notice of Special Meeting and accompanying Joint Proxy Statement-Prospectus, hereby appoint(s) David R. Beckerman and Thomas C. Weaver, and each of them, Proxies of the undersigned (with full power of substitution) to attend the above Special Meeting of Shareholders and all adjournments thereof (the "Meeting"), and there to vote all shares of common stock, no par value, of PTI, Inc that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting.

     The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals other than the proposal set forth below as may properly come before the Meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE THE PROXIES INTEND TO VOTE FOR
ITEM 1.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


            (Continued and to be signed and dated on reverse side.)


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                                    PTI, INC
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                             ]

The Board of Directors of PTI, Inc recommends a vote FOR Item 1.

1. Proposal to approve and adopt the Plan and Agreement of Merger, dated as of February 18, 1999, as amended as of July 27, 1999, by and among MacDermid, Incorporated a Connecticut corporation, MCD Acquisition Corp., a Delaware corporation, PTI, Inc, a Delaware corporation, and Citicorp Venture Capital, Ltd, a New York corporation.

                           FOR    AGAINST    ABSTAIN
                           [ ]      [ ]        [ ]





                                             Dated: ______________________, 1999

                           Signature____________________________________________

                           _____________________________________________________
                           In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign, if signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

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                           -- FOLD AND DETACH HERE --

                            YOUR VOTE IS IMPORTANT.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.